EXHIBIT 10.6
***CONFIDENTIAL TREATMENT REQUESTED BY
EVERGREEN SOLAR, INC. (COMMISSION FILE NO: 000-31687)***
EVERGREEN SOLAR, INC.
Amendment dated on or about June 26, 2009
to Master Supply Agreement with
IBC Solar AG, dated July 14, 2008
The following prices shall be effective on or about [****]:
•	[****]: €[****]

•	[****]: €[****]

•	[****]: €[****]

Evergreen Solar, Inc.	IBC Solar AG